     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                                 CHEROKEE INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                         95-4182437
  (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

       6835 VALJEAN AVENUE
       VAN NUYS, CALIFORNIA                                     91406
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 ------------

                               DIRECTOR OPTIONS
                           (FULL TITLE OF THE PLAN)

                                 ------------

                                 CAROL GRATZKE
                            CHIEF  FINANCIAL OFFICER
                                 CHEROKEE INC.
                              6835 VALJEAN AVENUE
                          VAN NUYS, CALIFORNIA 91406
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (818) 908-9868
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ------------

                                  COPIES TO:

                            ROBERT M. O'SHEA, ESQ.
                               LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234

                                 ------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                                              PROPOSED
                                                              PROPOSED        MAXIMUM
                                              AMOUNT           MAXIMUM       AGGREGATE     AMOUNT OF
                                              TO BE        OFFERING PRICE     OFFERING    REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)    PER SHARE (2)    PRICE (2)        FEE
------------------------------------------------------------------------------------------------------
COMMON STOCK,
$.02 PAR VALUE                                82,773            $6.80         $562,856      $166.04
------------------------------------------------------------------------------------------------------

(1) THE AMOUNT OF SHARES TO BE REGISTERED IS COMPRISED OF 82,773 SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS GRANTED TO DIRECTORS OF THE COMPANY (THE "DIRECTOR OPTIONS").
(2) ESTIMATED FOR PURPOSES OF COMPUTING THE REGISTRATION FEE ONLY. PURSUANT TO RULE 457(H), THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE IS BASED UPON AGGREGATE EXERCISE PRICE OF OUTSTANDING OPTIONS UNDER THE DIRECTOR OPTIONS. THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS CALCULATED BY DIVIDING THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE BY THE AMOUNT TO BE REGISTERED.
--------------------------------------------------------------------------------

                                     PART I

Item 1.  Plan Information.

          Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

          Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference.

          The registrant, Cherokee Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997;

          (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 30, 1997 and November 29, 1997; and

          (3) Description of the Company's Common Stock contained in Item 11 to the Company's Registration Statement on Form 10 filed pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated April 24, 1995.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

          See Item 3(3) above.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Article VII of the Company's Certificate of Incorporation provides that the directors will not be personally liable to the Company or to any stockholder for the breach of a fiduciary responsibility, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

          Pursuant to the authority granted under Section 145 of the Delaware General Corporation Law, the Company's Bylaws provide that the Company will indemnify its directors and officers to the full extent permitted under

7the Delaware law. Pursuant to the Bylaws and Delaware law, the Company will indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in such capacity so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          A director and officer is also entitled to indemnification against expenses incurred in any action or suit by or in the right of the Company to procure a judgment in its favor by reason of serving in such capacity if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no such indemnification will be made if the director or officer is judged to be liable to the Company, unless the applicable court of law determines that despite the adjudication of liability the director or officer is fairly and reasonably entitled to indemnification for such expenses.

          The Company's Bylaws authorize the Company to advance funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

          The Company has insurance policies indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity. The Company may enter into agreements with certain of the Company's directors and executive officers, indemnifying them to the fullest extent permitted by Delaware law. Stockholders may have more limited recourse against such persons than would apply absent these provisions.

Item 7.  Exemption From Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

4.1           Form of Director Stock Option Agreement.
5.1           Opinion of Latham & Watkins as to the legality of the securities being registered.
23.1          Consent of Coopers & Lybrand L.L.P.
23.2          Consent of Latham & Watkins (included in Exhibit 5.1).
24.1          Power of Attorney (see page 6).

Item 9.  Undertakings.

          A.  Rule 415 Offering.

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                    (i)    To include any prospectus required by Section 10 (a)
                 (3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any manual information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Filings incorporating subsequent Exchange Act documents by reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.     Indemnification of Officers and Directors.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on the 10th day of April 1998.

                              CHEROKEE INC.



                              By: /s/ Robert Margolis
                                 ---------------------------------------
                                    Robert Margolis
                                    Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert Margolis his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

              SIGNATURE                                 TITLE                              DATE
-------------------------------------  ---------------------------------------  -------------------------
/s/ Robert Margolis                            Director, Chairman and                 April 10, 1998
------------------------------------           Chief Executive Officer
Robert Margolis

/s/ Carol Gratzke                              Chief Financial Officer                April 10, 1998
------------------------------------
Carol Gratzke

/s/ Timothy Ewing                                      Director                       April 10, 1998
------------------------------------
Timothy Ewing

/s/ Douglas Weitman                                    Director                       April 10, 1998
------------------------------------
Douglas Weitman

/s/ Jess Ravich                                        Director                       April 10, 1998
------------------------------------
Jess Ravich

/s/ Keith Hull                                         Director                       April 10, 1998
------------------------------------
Keith Hull

/s/ Avi Dan                                            Director                       April 10, 1998
------------------------------------
Avi Dan

                               INDEX TO EXHIBITS

 Exhibit
 Number                                      Description                                       Pages
--------  ----------------------------------------------------------------------------------  -------
4.1       Form of Director Stock Option Agreement.
5.1       Opinion of Latham & Watkins as to the legality of the securities being registered.
23.1      Consent of Coopers & Lybrand L.L.P.
23.2      Consent of Latham & Watkins (included in Exhibit 5.1).
24.1      Power of Attorney (see page 6).